EXHIBIT 99














                            Regional Bankshares, Inc.
                               and its subsidiary,


                                    HERITAGE
                                 Community Bank


                               September 30, 2005

                                Financial Report




                       206 South Fifth Street, Hartsville
                                 (843) 383-4333










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                              Financial Highlights

Income Statement Data                        Nine Months Ended September 30
                                             ------------------------------
                                          2005           2004     Percent Change
                                          ----           ----     --------------
                                      (unaudited)     (unaudited)
Net Interest Income ...............   $2,318,678      $1,923,814      20.53%
Loan Loss Provision ...............       84,000         100,000     (16.00)%
Noninterest Income ................      402,139         412,855      (2.60)%
Income Taxes ......................      199,207         141,322      40.96%
Net Income ........................      339,193         242,049      40.13%

Per Share Data
Average Shares Outstanding(1) .....      689,758         682,827       1.01%
Basic(2) ..........................        0 .49      $     0.35      40.00%
Diluted(3) ........................         0.49      $     0.35      40.00%



                                             Three Months Ended September 30
                                             -------------------------------
                                          2005           2004     Percent Change
                                          ----           ----     --------------
                                       (unaudited)     (unaudited)
Net Interest Income ...............      $790,671       $684,046      15.59%
Loan Loss Provision ...............        24,000         45,000     (46.67)%
Noninterest Income ................       153,530        153,741      (0.14)%
Income Taxes ......................        81,986         61,218      33.92%
Net Income ........................       139,597        105,660      32.12%
Per Share Data
Average Shares Outstanding(1) .....       690,977        684,684       0.92%
Basic(2) ..........................      $   0.20       $   0.15      33.33%
Diluted(3) ........................      $   0.19       $   0.15      26.67%



Balance Sheet Data                   September 30,    December 31,    Percent
                                          2005            2004         Change
                                          ----            ----         ------
                                      (unaudited)
Total Assets ......................  $ 74,684,009    $ 70,260,401       6.30%
Gross Loans .......................    56,205,697      55,052,377       2.09%
Allowance for Loan Losses .........      (650,293)       (589,765)     10.26%
Investment Securities .............     7,292,762       4,001,705      82.24%
Total Deposits ....................    61,493,022      57,691,196       6.59%
Total Interest-Bearing ............    60,455,712      56,660,219       6.70%
    Liabilities
Shareholders' Equity ..............     5,467,067       5,093,599       7.33%
Shares Outstanding(1) .............       692,759         572,070      21.62%
Book Value per Share ..............  $       7.89    $       8.90     (11.35)%

1    Adjusted to reflect 20% stock dividend paid in 2005.
2    Net income divided by average shares outstanding.
3 Net income divided by average shares outstanding plus exercisable options and warrants.

To Our Shareholders and Friends:

We are pleased to report the results of our operations for the first nine months of 2005 and the quarter ended September 30, 2005. The results continue to show strong growth in earnings. Loan demand has slowed somewhat, while credit quality continues to be excellent.

During the first nine months of 2005:

     o total assets of the Bank grew from $70,260,401 to $74,684,009 an increase of 6.30%
     o loans outstanding grew from $55,052,377, to $56,205,697, an increase of 2.09%
     o deposits grew from $57,691,196 to $61,493,022, an increase of 6.59% o net income after taxes grew from $242,049 in 2004 to $339,193 in 2005, an increase of 40.13%.

During the quarter  ended  September  30, 2005  compared to 2004:

     o    net  interest  income  grew from  $684,046  to $790,671 an increase of
          15.59%
     o net income after taxes grew from $105,660 to $139,597, an increase of 32.12%.

We are excited to be occupying our permanent office in McBee and invite you to drop in and visit as you travel through the community. We will also be moving in to our new operations center on Westfield Street in Hartsville by the end of November. These improvements will allow us to better serve you.

In appreciation for your investment in Regional Bankshares and our improved profitability, the Board of Directors approved a 20% stock dividend to shareholders of record as of August 31, 2005. The dividend was paid on September 1, 2005. Thank you for your continued confidence.

Goz Segars
Chairman


Curtis A. Tyner, Sr.
President & CEO

Corporate Information
Stock Transfer Agent
Regional Bankshares, Inc.
206 South Fifth Street
Hartsville, SC 29550

For Additional inquiries
Mr. Curtis A. Tyner, Sr., President and CEO
Regional Bankshares, Inc.
206 South Fifth Street
Hartsville, South Carolina 29550